Exhibit 3.1

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov ABOVE SPACE IS FOR OFFICE USE ONLY TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT 1. Entity Information: (Constituent, Acquired or Merging) Entity Name: Gaxos.ai Inc. Jurisdiction: Delaware Entity Type*: Corporation If more than one entity being acquired or merging please attach additional page. 2. Entity Information: (Resulting, Acquiring or Surviving) Entity Name: Gaxos.ai Inc. Jurisdiction: Nevada Entity Type*: Corporation 3. Plan of Conversion, Exchange or Merger: (select one box) The entire plan of conversion, exchange or merger is attached to these articles. The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity. The entire plan of exchange or merger is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200). The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330. (Conversion only) 4. Approval: (lf more than one entity being acquired or merging please attach additional approval page.) Exchange/Merger: Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity) A. Owner's approval was not required from the: Acquired/merging Acquiring/surviving B. The plan was approved by the required consent of the owners of: Acquired/merging Acquiring/surviving C. Approval of plan of exchange/merger for Nevada non-profit corporation (NRS 92A.160): Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. Acquired/merging Acquiring/surviving Name of acquired/merging entity Name of acquiring/surviving entity 5. Effective Date and Time: (Optional) Date: Time: (must not be later than 90 days after the certificate is filed)

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov ABOVE SPACE IS FOR OFFICE USE ONLY TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT 4. Approval Continued: (lf more than one entity being acquired or merging please attach additional approval page.) Exchange/Merger: Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity) Owner's approval was not required from the: Acquired/merging Acquiring/surviving The plan was approved by the required consent of the owners of: Acquired/merging Acquiring/surviving Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160): Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. Acquired/merging Acquiring/surviving Name of acquired/merging entity Name of acquiring/surviving entity 4. Approval Continued: (lf more than one entity being acquired or merging please attach additional approval page.) Exchange/Merger: Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity) Owner's approval was not required from the: Acquired/merging Acquiring/surviving The plan was approved by the required consent of the owners of: Acquired/merging Acquiring/surviving Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160): Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. Acquired/merging Acquiring/surviving Name of acquired/merging entity Name of acquiring/surviving entity

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov Articles of Conversion/Exchange/Merger NRS 92A.200 and 91A.205 6.Forwarding Address for Service of Process: (Conversion and Mergers only, if resulting/surviving entity is foreign) Gaxos.ai Inc. USA Name Country Care of: Vadim Mats 101 Eisenhower Parkway Suite 300 Roseland NJ 07068 Address City State Zip/Postal Code 7. Amendment, if any, to the articles or certificate of the surviving entity. (NRS 92A.200): (Merger only) ** ** Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed. 8. Declaration: (Exchange and Merger only) Exchange: The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200). Merger: (Select one box) The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200). The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180). 9. Signature Statement: (Required) Conversion: A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity. Signatures - must be signed by: 1. lf constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87). 2. lf constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it. Gaxos.ai Inc. Name of constituent entity

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov Articles of Conversion/Exchange/Merger NRS 92A.200 and 91A.205 9. Signature Statement Continued: (Required) Exchange: Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or a member if there are no Managers; A trustee of each Nevada business trust (NRS 92A.230) Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange. The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed. Merger: Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230). The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed. 10. Signature(s): (Required) Name of acquired/merging entity X Signature (Exchange/Merger) Title Date If more than one entity being acquired or merging please attach additional page of informaiton and signatures. Name of acquiring/surviving entity X Signature (Exchange/Merger) Title Date X /s/ Vadim Mats CEO 02/27/2025 Signature of Constituent Entity (Conversion) Title Date Please include any required or optional information in space below: (attach additional page(s) if necessary) See attached Annex A which is incorporated herein by reference.

Annex A

PLAN OF CONVERSION

OF

GAXOS.AI INC.

A DELAWARE CORPORATION

INTO

GAXOS.AI INC.,

A NEVADA CORPORATION

THIS PLAN OF CONVERSION, dated as of February 24, , is hereby adopted by Gaxos.ai Inc., a Delaware corporation, in order to set forth the terms, conditions and procedures governing the conversion of Gaxos.ai Inc. from a Delaware corporation to a Nevada corporation pursuant to Section 266 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and Section 92A.195 of the Nevada Revised Statutes, as amended (the “NRS”).

RECITALS

WHEREAS, Gaxos.ai Inc. is a corporation organized and existing under the laws of the State of Delaware (the “Converting Entity”);

WHEREAS, the Board of Directors of the Converting Entity has determined that it would be advisable and in the best interests of the Converting Entity and its stockholders for the Converting Entity to convert from a Delaware corporation to a Nevada corporation pursuant to Section 266 of the DGCL and Sections 92A.195 and 92A.250 of the NRS;

WHEREAS, the form, terms and provisions of this Plan have been authorized, approved and adopted by the Board of Directors of the Converting Entity;

WHEREAS, the Board of Directors of the Converting Entity has submitted this Plan to the stockholders of the Converting Entity for approval; and

WHEREAS, this terms and provisions of this Plan has been authorized, approved and adopted by the holders of a majority of the voting power of the stockholders of the Converting Entity.

NOW, THEREFORE, the Converting Entity hereby adopts this Plan as follows:

PLAN OF CONVERSION

1.	Conversion; Effect of Conversion.

(a)	Upon the Effective Time (as defined in Section 3 below), the Converting Entity shall be converted from a Delaware corporation to a Nevada corporation pursuant to Section 266 of the DGCL and Sections 92A.195 and 92A.250 of the NRS (the “Conversion”) and the Converting Entity, as converted to a Nevada corporation (the “Converted Entity”), shall thereafter be subject to all of the provisions of the NRS, the existence of the Converted Entity shall be deemed to have commenced on the date the Converting Entity commenced its existence in the State of Delaware.

(b)	Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, the Converted Entity shall, for all purposes of the laws of the State of Delaware, be deemed to be the same entity as the Converting Entity existing immediately prior to the Effective Time. Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, for all purposes of the laws of the State of Nevada, all of the rights, privileges and powers of the Converting Entity existing immediately prior to the Effective Time, and all property, real, personal and mixed, and all debts due to the Converting Entity existing immediately prior to the Effective Time, as well as all other things and causes of action belonging to the Converting Entity existing immediately prior to the Effective Time, shall remain vested in the Converted Entity and shall be the property of the Converted Entity and the title to any real property vested by deed or otherwise in the Converting Entity existing immediately prior to the Effective Time shall not revert or be in any way impaired by reason of the Conversion; but all rights of creditors and all liens upon any property of the Converting Entity existing immediately prior to the Effective Time shall be preserved unimpaired, and all debts, liabilities and duties of the Converting Entity existing immediately prior to the Effective Time shall remain attached to the Converted Entity upon the Effective Time, and may be enforced against the Converted Entity to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by the Converted Entity in its capacity as a corporation of the State of Delaware. The rights, privileges, powers and interests in property of the Converting Entity existing immediately prior to the Effective Time, as well as the debts, liabilities and duties of the Converting Entity existing immediately prior to the Effective Time, shall not be deemed, as a consequence of the Conversion, to have been transferred to the Converted Entity upon the Effective Time for any purpose of the laws of the State of Nevada.

(c)	The Conversion shall not be deemed to affect any obligations or liabilities of the Converting Entity incurred prior to the Conversion or the personal liability of any person incurred prior to the Conversion.

(d)	Upon the Effective Time, the name of the Converted Entity shall remain unchanged and continue to be “Gaxos.ai Inc.”

(e)	The Converting Entity intends for the Conversion to constitute a tax-free reorganization qualifying under Section 368(a) of the Internal Revenue Code of 1986, as amended.

2.	Filings. As promptly as practicable following the adoption of this Plan by the Board of Directors and the stockholders of the Converting Entity, the Converting Entity shall cause the Conversion to be effective by:

(a)	executing and filing (or causing the execution and filing of) Articles of Conversion pursuant to Section 92A.205 of the NRS, (the “Nevada Articles of Conversion”), with the Secretary of State of the State of Nevada;

(b)	executing and filing (or causing the execution and filing of) a Certificate of Conversion pursuant to Sections 103 and 266 of the DGCL, (the “Delaware Certificate of Conversion”), with the Secretary of State of the State of Delaware; and

(c)	executing and filing (or causing the execution and filing of) Articles of Incorporation of the Converted Entity, (the “Nevada Articles of Incorporation”), with the Secretary of State of the State of Nevada.

3.	Effective Time. The Conversion shall become effective upon the last to occur of the filing of the Nevada Articles of Conversion, the Delaware Certificate of Conversion and the Nevada Articles of Incorporation (the time of the effectiveness of the Conversion, the “Effective Time”).

4.	Effect of Conversion.

(a)	Effect on Common Stock. Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, each share of Common Stock, $0.0001 par value per share, of the Converting Entity (“Converting Entity Common Stock”) that is issued and outstanding immediately prior to the Effective Time shall convert into one validly issued, fully paid and nonassessable share of Common Stock, $0.0001 par value per share, of the Converted Entity (“Converted Entity Common Stock”).

(b)	Effect on Outstanding Stock Options. Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, each option to acquire shares of Converting Entity Common Stock outstanding immediately prior to the Effective Time shall convert into an equivalent option to acquire, upon the same terms and conditions (including the vesting schedule and exercise price per share applicable to each such option) as were in effect immediately prior to the Effective Time, the same number of shares of Converted Entity Common Stock.

(c)	Effect on Outstanding Warrants or Other Rights. Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, each warrant or other right to acquire shares of Converting Entity Common Stock outstanding immediately prior to the Effective Time shall convert into an equivalent warrant or other right to acquire, upon the same terms and conditions (including the vesting schedule and exercise price per share applicable to each such warrant or other right) as were in effect immediately prior to the Effective Time, the same number of shares of Converted Entity Common Stock.

(d)	Effect on Stock Certificates. All of the outstanding certificates representing shares of Converting Entity Common Stock immediately prior to the Effective Time shall be deemed for all purposes to continue to evidence ownership of and to represent the same number of shares of Converted Entity Common Stock.

(e)	Effect on Employee Benefit, Equity Incentive or Other Similar Plans. Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, each employee benefit plan, equity incentive plan or other similar plan to which the Converting Entity is a party shall continue to be a plan of the Converted Entity. To the extent that any such plan provides for the issuance of Converting Entity Common Stock, upon the Effective Time, such plan shall be deemed to provide for the issuance of Converted Entity Common Stock.

(f)	Effect of Conversion on Directors and Officers. Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, the members of the Board of Directors and the officers of the Converting Entity holding their respective offices in the Converting Entity existing immediately prior to the Effective Time shall continue in their respective offices as members of the Board of Directors and officers, respectively, of the Converted Entity.

5.	Further Assurances. If, at any time after the Effective Time, the Converted Entity shall determine or be advised that any deeds, bills of sale, assignments, agreements, documents or assurances or any other acts or things are necessary, desirable or proper, consistent with the terms of this Plan, (a) to vest, perfect or confirm, of record or otherwise, in the Converted Entity its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Converting Entity existing immediately prior to the Effective Time, or (b) to otherwise carry out the purposes of this Plan, the Converted Entity and its officers and directors (or their designees), are hereby authorized to solicit in the name of the Converted Entity any third-party consents or other documents required to be delivered by any third party, to execute and deliver, in the name and on behalf of the Converted Entity, all such deeds, bills of sale, assignments, agreements, documents and assurances and do, in the name and on behalf of the Converted Entity, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Converting Entity existing immediately prior to the Effective Time and otherwise to carry out the purposes of this Plan.

6.	Nevada Bylaws. Upon the Effective Time, the bylaws of the Converted Entity shall be the Bylaws of Gaxos.ai Inc..

7.	Copy of Plan of Conversion. After the Conversion, a copy of this Plan will be kept on file at the offices of the Converted Entity, and any stockholder of the Converted Entity (or former stockholder of the Converting Entity) may request a copy of this Plan at no charge at any time.

8.	Termination. At any time prior to the Effective Time, this Plan may be terminated, and the transactions contemplated hereby may be abandoned by action of the Board of Directors of the Converting Entity if, in the opinion of the Board of Directors of the Converting Entity, such action would be in the best interests of the Converting Entity and its stockholders. In the event of termination of this Plan, this Plan shall become void and of no further force or effect

9.	Third-Party Beneficiaries. This Plan shall not confer any rights or remedies upon any person other than as expressly provided herein.

10.	Severability. Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned hereby causes this Plan to be duly executed as of the date hereof.

GAXOS.AI INC.
a Delaware corporation

By:	/s/ Vadim Mats
Vadim Mats
Its:	Chief Executive Officer